Exhibit 99.1

Elys Game Technology, Corp. Suite 120, 611 Gateway Blvd., San Francisco, CA 94080 Suite 701, 130 Adelaide St. W., Toronto, Ontario M5H 2K4 (Nasdaq|ELYS) (NEO|ELYS)

Elys Game Technology to Acquire US Bookmaking

New York, NY – July 7, 2021 - Elys Game Technology, Corp. (“Elys” or the “Company”) (Nasdaq:ELYS)(NEO|ELYS), an interactive gaming and sports betting technology company, announced today that it has entered into a definitive purchase agreement to acquire 100% of Bookmakers Company US LLC, a Nevada limited liability company doing business as U.S. Bookmaking (“USB”).

Founded in 2016, USB is a provider of sports wagering services such as design and consulting, turn-key sports wagering solutions, and risk management. USB’s management team includes legendary sports book operator Victor Salerno, President, with over 40 years of experience in the Nevada sports book business managing risk for over 100 properties and who was inducted into the American Gaming Association's Gaming Hall of Fame in 2015 and SBC's Hall of Fame in 2020; Bob Kocienski, CEO, with over 40 years of experience in the gaming industry including oversight on the sports books at several high profile casinos; Robert Walker, Director of Bookmaking, with over 30 years of experience in managing sports books at several casinos including the Stardust, Mirage, and the MGM; and John Salerno, Director of Operations and Compliance with over 20 years of experience in the sports wagering industry under the tutelage of his father, Victor Salerno.

After the repeal of the Professional and Amateur Sports Protection Act in 2018, USB began providing its services to the Santa Ana Star Casino in Albuquerque, New Mexico and expanded its New Mexico presence with service provider agreements at Isleta Resort & Casino and Santa Claran Hotel & Casino. USB then expanded to Colorado at the Sky Ute property followed by agreements with the Odawa Tribe in Michigan and the 4 Bears Tribe in North Dakota. In 2021, USB entered into a service agreement in Washington D.C. with an expected opening for sports wagering in the latter part of 2021. USB also entered into its first B2C agreement by leasing a skin for interactive business in Iowa.

The deal structure provides that, subject to final closing deliveries, which is expected by July 15, 2021 or as soon as practicable thereafter (the “Closing Date”), Elys will acquire 100% of USB and USB will become a wholly owned subsidiary of Elys (the “Proposed Transaction”). Pursuant to the terms of the membership interest purchase agreement, Elys will pay $12 million on the Closing Date of which 50% will be payable in cash and 50% in shares of common stock of Elys at a price equal to the volume weighted average price of Elys stock for the 90 trading days preceding the Closing Date, subject to shareholders approval if the number of shares exceed 4,401,020. In addition, members of USB will have an opportunity to receive up to an additional $38 million plus a potential premium of 10% (or $3.8 million) (the “Earnout”) based upon achievement of certain EBITDA milestones during the next 4 years, payable 50% in cash and 50% in stock at a price equal to the volume weighted average price of Elys common stock for the 90 trading days prior to January 1 of each year during the Earnout period, subject to obtaining shareholder approval described above and a cap on the number of shares to be issued not exceeding 5,065,000. Any excess not approved by shareholders or exceeding the cap shall be paid in cash. The annual Earnout payments are based on the achievement of certain adjusted cumulative EBITDA milestones that range from $(213,850) for 2021 to $19,441,483 for 2025.

“We started US Bookmaking with a vision to build a top ranked team of experienced bookmakers in light of the looming repeal of sports betting prohibition in the US. Since 2018, our team and customer network have been building quickly and we are very optimistic about the expansion and growth opportunities developing in the U.S. sports betting market. We realized that to effectively compete and grow with this opportunity we needed a viable technology partner that knows the sports betting business extremely well. Having visited the Elys trading floor in Italy, we are very impressed with the work that the Elys team did to Americanize their sports betting technology. We believe the timing of this acquisition is ideal for USB since we have been vetting the technology field for the best sports betting technology while getting ready for the reopening of our clients as the COVID pandemic subsides. The addition of a proprietary sports betting platform will allow USB to customize features that our clients desire while having full control of our cost structure” said Vic Salerno, President and founder of USB. “We look forward to working with the ELYS team to complete the transaction as quickly as possible.”

“Our team at Elys has worked diligently to prepare our leading-edge platform for the booming opportunity in the U.S. market. Our focus has been to ensure that our future U.S. clients are able to access a design-built solution for sports betting in the U.S. that is locally supported with comprehensive trading, risk management, operations and maintenance teams for frictionless deployments. We are extremely pleased with the relationship that we developed with the founders and highly-experienced team at USB during our negotiations and the extensive synergies that we believe the combined entities have. We found great commonality between the family culture that Elys fosters in its Italian operations, as with USB and its business operations spanning a number of states in the U.S. We believe that our Elys Gameboard technology will give USB the tools they need to rapidly expand their current U.S. footprint and potentially develop operations in the evolving Canadian sports betting market,” stated Michele Ciavarella, Executive Chairman of Elys Game Technology. “The agreement with USB provides our shareholders with a compelling growth opportunity through the combination of our leading-edge betting technology and USB’s seasoned bookmaking expertise.”

Proposed Transaction Structure:

The Proposed Transaction is structured as a membership interest purchase agreement whereby Elys will acquire 100% of USB and USB will become a wholly owned subsidiary of Elys. USB’s sellers will receive on the closing date $12 million paid 50% in cash and 50% in common shares of Elys and an Earnout of up to $41.8 million paid 50% in cash and 50% in common shares of Elys, subject to the shareholder approval requirements and cap described above. Closing of the Proposed Transaction is conditional on the satisfactory completion of due diligence, and if required, the approval of Elys’s shareholders and Nasdaq. Each of the parties Boards of Directors have unanimously approved the membership interest purchase agreement and the Proposed Transaction on a preliminary basis, with consummation of the closing being subject to satisfactory fairness opinion and satisfactory due diligence, among other conditions. There can be no assurance given that the Proposed Transaction will occur.

About Elys Game Technology, Corp.

Elys Game Technology, Corp., is a B2B global gaming technology company operating in multiple countries worldwide, with B2C online and land-based gaming operations in Italy. In Italy, Elys offers its clients a full suite of leisure gaming products and services, such as sports betting, e-sports, virtual sports, online casino, poker, bingo, interactive games and slots.

The Company’s innovative wagering solution services online operators, casinos, retail betting establishments and franchise distribution networks. Additional information is available on our corporate website at www.elysgame.com.

Investors may also find us on Twitter @ELYS_gaming.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding closing the Proposed Transaction by July 15, 2021 or as soon as practicable thereafter, the extensive synergies that the combined entities have, Elys Gameboard technology giving USB the tools they need to rapidly expand their current U.S. footprint and develop operations. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to close the Proposed Transaction as planned, the Company’s ability to leverage the synergies that the combined entities have, the Company’s ability assist USB to rapidly expand their current U.S. footprint, the Company’s ability to execute on its growth strategy and vision, the duration and scope of the COVID-19 outbreak worldwide, including the impact to state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Elys Game Technology, Corp.

Michele Ciavarella, Executive Chairman

Tel: 1-628-258-5148

Email: m.ciavarella@elysgame.com